                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
                   ------------------------------------------------

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /Preliminary Proxy Statement    / / Confidential, For Use of Commission Only
                                       (as permitted  by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ALTRIS SOFTWARE, INC.
    -------------------------------------------------------------------------
                   (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    -------------------------------------------------------------------------
      (NAME OF PERSON(S) FILING PROXY STATEMENT , IF OTHER THAN THE REGISTRANT)

         Payment of Filing Fee:
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    -------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------
(5) Total fee paid:

    -------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials:

    -------------------------------------------------------------------------
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:





    -------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------------------------------
(3) Filing Party:

    -------------------------------------------------------------------------
(4) Date Filed:

    -------------------------------------------------------------------------

                                ALTRIS SOFTWARE, INC.
                               9339 CARROLL PARK DRIVE
                             SAN DIEGO, CALIFORNIA 92121

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 29, 1997


    The Annual Meeting of Shareholders of Altris Software, Inc., a California corporation (the "Company"), will be held at the Company's headquarters at 9339 Carroll Park Drive, San Diego, California, at 1:30 p.m. on Thursday, May 29, l997 for the following purposes:

    1. To elect seven directors to hold office until the next succeeding Annual Meeting and until their successors have been elected and qualified.

    2. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 25, 1997 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof, and only holders of record of the Company's Common Stock at the close of business on that date will be entitled to receive notice of, and to vote at, the Annual Meeting.

    WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING, AND YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE RETURNED YOUR PROXY.

                                       By Order of the Board of Directors,


                                       John W. Low
                                       Secretary

May 1, 1997

                                ALTRIS SOFTWARE, INC.
                               9339 CARROLL PARK DRIVE
                             SAN DIEGO, CALIFORNIA 92121

                          ---------------------------------

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 29, 1997

                          ---------------------------------

                                     INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Altris Software, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Company's headquarters at 9339 Carroll Park Drive, San Diego, California, on Thursday, May 29, 1997 at 1:30 p.m., or at any adjournments or postponements thereof, for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying proxy were first sent to shareholders on or about May 1, 1997.

PROXY INFORMATION

    Shares represented by properly executed proxies, if received in time and not revoked or suspended, will be voted in accordance with the instructions indicated thereon or, if no instructions are given for any or all of the proposals, will be voted in favor of the election of all persons named in, or otherwise nominated as set forth in, this Proxy Statement to serve as directors. A shareholder giving a proxy has the power to revoke it at any time before it is exercised by attending and voting at the Annual Meeting or by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date.

RECORD DATE AND VOTING

    Each shareholder of record of the Company's common stock, no par value
(the "Common Stock") at the close of business on April 25, 1997 is entitled to vote on all matters submitted to a vote of the shareholders at the Annual Meeting. At the close of business on April 25, 1997, there were approximately 9,578,870 shares of Common Stock outstanding held of record by approximately
437 shareholders. Directors will be elected by a plurality of the votes of the shares of Common Stock represented and voting on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares of Common Stock represented and voting on a particular matter (assuming such affirmative votes constitute a majority of the votes required for a quorum of the shareholders) shall be the act of the shareholders. In general, abstentions will have no effect on the outcome of the voting with respect to any matter. As to certain matters other than the election of directors, New York Stock Exchange and American
Stock Exchange
rules generally require when shares are registered in street or nominee name that their member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

    Holders of Common Stock have one vote for each share on all matters submitted to the shareholders at the Annual Meeting, except that shareholders may cumulate votes in the election of directors if any shareholder gives notice to the Secretary prior to the voting of his or her intention to cumulate votes. Under cumulative voting, each shareholder may give any one candidate whose name was placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes on the same principle among as many candidates as the shareholder sees fit. The proxy holders will have authority, in their discretion, to vote cumulatively for less than all of the nominees.

                           SECURITY OWNERSHIP OF MANAGEMENT
                            AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information as to shares of the Company's Common Stock owned as of March 31, 1997 by (i) each current director and nominee for director, (ii) each Named Executive Officer (as defined below) who is presently an employee of the Company, (iii) all current directors and executive officers as a group and (iv) each person who, to the extent known to the Company, beneficially owned more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given have sole voting and investment power over the shares shown as beneficially owned, subject to community property laws where applicable.

                                               NUMBER OF          PERCENT OF
NAME                                           SHARES(1)           CLASS(1)
----                                          ----------          ----------

  Jay V. Tanna . . . . . . . . . . . .          71,875                 *
  John W. Low. . . . . . . . . . . . .          96,750                1.0%
  Roger H. Erickson. . . . . . . . . .          89,750                 *
  D. Ross Hamilton . . . . . . . . . .         190,250                2.0%
  Michael J. McGovern. . . . . . . . .         407,275(2)             4.2%
  Larry D. Unruh . . . . . . . . . . .          11,797                 *
  Norwood H. Davis, Jr.. . . . . . . .          18,500                 *
  Robert H. Smith. . . . . . . . . . .           7,500                 *
  Martin P. Atkinson . . . . . . . . .            -                    -
  All Current Directors and Executive
  Officers as a Group (11 persons) . .         923,678                9.4%

-----------
*Less than one percent.

(1) Amounts and percentages include shares of Common Stock that may be acquired within 60 days through the exercise of stock options. Such stock included in the computation of beneficial ownership is 46,875 shares for Mr. Tanna, 48,750 shares for Mr. Low, 38,750 shares for Mr. Erickson, 18,750 shares for Mr. Hamilton, 7,500 shares for Mr. Unruh, 7,500 shares for Mr. Davis, 7,500 shares for Mr. Smith, 7,500 shares for Mr. McGovern and 210,625 shares for all current directors and executive officers as a group.

(2) Does not include 54,000 shares held in trust for the benefit of Mr. McGovern's adult children, as to which Mr. McGovern disclaims beneficial ownership.

                                ELECTION OF DIRECTORS

    Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. In the election of directors, the proxy holders intend to vote for the election of the nominees named below. Should any nominee decline or become unavailable to serve as a director or should any vacancy occur before the election (which events are not anticipated), the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement.

    The following table sets forth certain information concerning each person nominated for election as a director:

Name                       Age  Position
----                       ---  --------

Jay V. Tanna . . . . . .   58   President and Chief Executive Officer, Director
D. Ross Hamilton . . . .   59   Chairman of the Board of Directors
Michael J. McGovern. . .   67   Director
Larry D. Unruh . . . . .   46   Director
Norwood H. Davis, Jr.. .   57   Director
Robert H. Smith. . . . .   61   Director
Martin P. Atkinson . . .   50   Nominated Director


     MR. TANNA has served as a Director of the Company since the Company's acquisition of Trimco Group plc ("Trimco") in December 1995. Mr. Tanna became the President and Chief Executive Officer of the Company effective April 16, 1996. Prior to that date, Mr. Tanna served as the Executive Vice President of the Company since December 1995 and the Chief Operating Officer of the Company since February 1996. Prior to the Trimco acquisition, Mr. Tanna served as Managing Director of Trimco, beginning in 1988. Prior to his employment with Trimco, Mr. Tanna held the positions of Managing Director of Sorco Engineering Ltd., a construction engineering firm, from 1985 to 1987, and Director of Projects of Lummus Co. Ltd., a construction engineering firm, from 1979 to 1985. Mr. Tanna earned a B.S.C. degree in Engineering with Honors from London University in 1963.

     MR. HAMILTON has served as Chairman of the Board of the Company since January 1997 and as a Director of the Company since June 1994. Since 1983 Mr. Hamilton has served as President of Hamilton Research, Inc., an investment banking firm. Mr. Hamilton currently serves as a director of IncStar Corporation, a medical diagnostic company, and Luther Medical Products, Inc., a medical device manufacturer. Mr. Hamilton received a B.S. degree in Economics from Auburn University in 1961.

     MR. MCGOVERN has served as a Director of the Company since he founded the Company in February 1981, and served as the Company's Chairman and Chief Executive Officer from its inception until December 1987. In addition, Mr. McGovern has served as a Managing Partner of McRel & Associates since December 1987, a firm which provides engineering and management consulting services to small and start-up companies in the computer and telecommunication technologies areas. Mr. McGovern was a founder of Autologic, Inc. in 1968, where he developed a computer-driven CRT phototypesetter, which is now widely used in the newspaper and publishing industries. Mr. McGovern also serves as a director of Qtel, Inc. (since March 1997) and as a director of Alpha Data Tech (since April 1997). He received a B.S.E.E. degree from City University of New York in 1952 and an M.S.E.E. degree from Arizona State University in 1959.

     MR. UNRUH has served as a Director of the Company since May 1988. He is a partner of Hein & Associates, certified public accountants, and has been its Managing Tax Partner since 1982. Mr. Unruh currently serves as a director of Basin Exploration, Inc., an oil exploration and development company, and also serves as a director of LK Business Services Inc., a specialty automobile lubricant manufacturer. Mr. Unruh received a B.S. degree in Accounting from the University of Denver in 1973.

     MR. DAVIS has served as a Director of the Company since December 1996. Mr. Davis has served as the President and Chief Executive Officer of Trigon Blue Cross Blue Shield since 1981, and as Chairman of the Board since 1995. He has been a director of Trigon Blue Cross Blue Shield since 1975. Mr. Davis is a director of Signet Banking Corporation and Hilb, Rogal & Hamilton Co. He received a B.S. degree from Hampden-Sydney College in 1963 and an LL.B. (law) degree from the University of Virginia in 1966.

     MR. SMITH has served as a Director of the Company since February 1997.
Mr. Smith is a Managing Director of Smith & Crowley, Inc., an investment banking firm specializing in banking. Previously, Mr. Smith served as Chairman of the Board and Chief Executive Officer of Security Pacific Corporation and Security Pacific National Bank prior to their merger with BankAmerica Corporation in April 1992. He then served as President, Chief Operating
Officer and a director of BankAmerica Corporation until October 1992. Mr.
Smith is a director of Edison International, Inc., J.G. Boswell Company,
Oasis Residential, Inc., Pinkerton, Inc. and Marine National Bank. He received a B.S. degree from the University of Southern California in 1957 and a law degree from Van Norman University in 1966.

     MR. ATKINSON presently runs a consulting firm based in Kent, England that advises middle-market companies on banking and corporate finance matters. Prior to establishing his consulting firm, Mr. Atkinson was employed by Lloyds Bank for 28 years until his retirement from there (at the senior executive level) in December 1996. While at Lloyds, Mr. Atkinson was the Head of Risk Control of Lloyds Merchant Bank Limited, a Director of Lloyds' Capital Markets Group, where he was responsible for arranging several multi-million pound syndicated loans, and from 1992 to 1996, he was responsible for Lloyds' middle-market activities in certain counties in England. Mr. Atkinson is an Associate of the Institute of Bankers, England. He received a law degree from Nottingham University in England in 1968.

     All directors are elected annually and serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

                                      MANAGEMENT

EXECUTIVE OFFICERS

     The following table and discussion set forth certain information with regard to the Company's executive officers.

         Name               Age               Position
-----------------------.    ---   ----------------------------------------
Jay V. Tanna . . . . . .    58    President and Chief Executive Officer
Roger H. Erickson. . . .    40    Vice President, Operations
John W. Low. . . . . . .    40    Chief Financial Officer and Secretary
Steven D. Clark. . . . .    45    Vice President, North American Sales
Timothy A. Wright. . . .    39    Managing Director, U.K. Operations

     MR. TANNA has served as a Director of the Company since the Company's acquisition of Trimco in December 1995. Mr. Tanna became the President and Chief Executive Officer of the Company effective April 16, 1996. Prior to that date, Mr. Tanna served as the Executive Vice President of the Company since December 1995 and the Chief Operating Officer of the Company since February 1996. Prior to the Trimco acquisition, Mr. Tanna served as Managing Director of Trimco, beginning in 1988. Prior to his employment with Trimco, Mr. Tanna held the positions of Managing Director of Sorco Engineering Ltd., a construction engineering firm, from 1985 to 1987, and Director of Projects of Lummus Co. Ltd., a construction engineering firm, from 1979 to 1985. Mr. Tanna earned a B.S.C. degree in Engineering with Honors from London University in 1963.

     MR. ERICKSON was appointed Vice President, Operations in June 1996. From February 1996 to June 1996, Mr. Erickson served as Vice President, Alliances and General Manager, PDM Business Unit, and from April 1995 to February 1996, he served as Vice President, Worldwide Channel Sales, with responsibility for alternate channel and international sales. Prior to April 1995, Mr. Erickson served as Executive Vice President, Marketing and Sales from September 1993. He was also a Director of the Company from July 1990 to June 1995. From October 1991 to August 1993, Mr. Erickson served as Chief Executive Officer and President of the Company. From June 1990 to October 1991, Mr. Erickson served as Vice President, Engineering. From

1984 until March 1990, Mr. Erickson served the Company in several positions including Senior Systems Engineer and Director of Technical Projects. Mr. Erickson earned a M.S. degree in Computer Science from the University of California, Santa Barbara in 1982 and a B.A. degree in Mathematics from Westmont College in 1978.

     MR. LOW has served as Chief Financial Officer and Secretary since June 1990. Previously, Mr. Low had served as Corporate Controller since joining the Company in August 1987. From 1980 until joining the Company, Mr. Low was with Price Waterhouse, most recently as a manager working with middle-market and growing companies. Mr. Low, a certified public accountant, earned a B.A. degree in Economics from the University of California, Los Angeles in 1978.

     MR. CLARK was appointed Vice President, North American Sales, in January 1997. From 1994 through 1996, Mr. Clark was Director of U.S. Sales for the Company. From 1992 to 1994, Mr. Clark served as Vice President of West Coast Operations at PRC, a systems integration firm. From 1987 to 1992, Mr. Clark was Director of Marketing for Optigraphics Corporation, which the Company subsequently acquired in 1993. From 1975 to 1983, Mr. Clark held various positions with Dun & Bradstreet Petroleum Information. Mr. Clark earned a B.A. degree in Geography from the University of Colorado in 1974.

     MR. WRIGHT was appointed Managing Director of U.K. Operations in January 1997. Since joining the Company in January 1996, Mr. Wright has served as Director of U.K. Sales from January 1996 to April 1996, and as Deputy Managing Director of U.K. Operations from April 1996 to January 1997. From 1985 until joining the Company in January 1996, Mr. Wright was employed by British Petroleum Group plc ("BP"), where since 1990 he held the positions of Head of Applications Support, Head of Planning and Development and Senior Consultant--Engineering Information and Systems within the BP Engineering department. Within the two years prior to leaving BP, Mr. Wright was a member of BP's Global IT Consultancy group where he was the world-wide lead for both Document Management and Maintenance Management Systems, responsible for integrating the many disparate information sources relied upon by BP's engineering and technical professionals. Mr. Wright has been a member of the Institution of Mechanical Engineers (based in the U.K.) since 1984 and a member of the British Computer Society since 1992. He received a B.S. degree in Mechanical Engineering from City University in London in 1980.

EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 1996 of (i) both individuals who served as the Company's Chief Executive Officer during 1996,
(ii) the three other most highly compensated executive officers of the Company having compensation of $100,000 or more during 1996 and (iii) a former executive officer and director of the Company who would have been included in (ii) above but for the fact that he was not serving as an executive officer at the end of 1996 (collectively, the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION
                                                    --------------------------------------
                                                                                                    LONG-TERM
                                                                                 OTHER            COMPENSATION
                                                                                 ANNUAL              AWARDS--
                                                                              COMPENSATION       STOCK OPTIONS
NAME AND PRINCIPAL POSITION        YEAR             Salary($)       Bonus($)     ($)(1)            (# Shares)
---------------------------        ----             --------        -------   ------------       -------------
Jay V. Tanna                       1996             $205,865           -              -                112,500
   President and Chief             1995                 -              -              -                   -
   Executive Officer(2)            1994                 -              -              -                   -

Stephen P. Gardner                 1996             $ 66,153           -        $127,838(4)               -
   Former President and Chief      1995              172,000           -          48,266(5)            125,000
   Executive Officer(3)            1994                 -              -              -                   -

Roger H. Erickson                  1996             $185,427           -              -                 25,000
   Vice President, Operations      1995              138,252           -              -                   -
                                   1994              146,308           -              -                   -

John W. Low                        1996             $142,535           -              -                 25,000
   Chief Financial Officer         1995              131,904           -              -                 10,000
   and Secretary                   1994              126,769           -        $ 36,594(6)               -

Robert T. Bruce                    1996             $146,654           -              -                 25,000
   Former Chief Executive          1995              173,077     $250,000(8)          -                   -
   Officer, Chairman of the        1994              241,694           -              -                   -
   Board of Directors(7)

Terrence P. Theobald               1996             $114,805           -              -                   -
   Former Vice President,          1995                 -              -              -                   -
   Engineering(9)                  1994                 -              -              -                   -




------------------
(1) Excludes compensation in the form of other personal benefits, which for each of the executive officers (with the exception of Mr. Low in 1994 and Mr. Gardner in 1995 and 1996) did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year.

(2) Mr. Tanna became President and Chief Executive Officer of the Company effective April 16, 1996.

(3) Mr. Gardner became President and Chief Executive Officer of the Company in March 1995 and resigned from that position effective April 16, 1996.

(4) Consists of severance payments made to Mr. Gardner in the form of the continuation of Mr. Gardner's salary and certain other benefits from the time of his resignation until September 16, 1996.

(5) Includes $45,023 for reimbursement of relocation costs incurred in connection with a move at the time of joining the Company.

(6) Includes $36,325 for reimbursement of relocation costs incurred in connection with a move for the benefit of the Company.

(7) Mr. Bruce resigned as Chief Executive Officer in March 1995 upon Mr. Gardner joining the Company. The salary amounts paid to Mr. Bruce in 1995 and 1996 include amounts paid to him after such resignation in return for various services rendered to the Company, including consulting services.

(8) A bonus was awarded to Mr. Bruce in recognition of his considerable efforts in connection with the acquisition of Trimco Group plc in December 1995. This bonus is currently being paid to Mr. Bruce in equal monthly installments of $10,000, although the Company may, in its sole discretion, accelerate such payments (such amounts are not included in Mr. Bruce's compensation for 1996).

(9) Mr. Theobald resigned his employment with the Company in January 1997. Compensation figures are not reported for Mr. Theobald in 1994 and 1995 as he was not made an executive officer of the Company until 1996, and Mr. Theobald's total compensation in each of 1994 and 1995 did not exceed $100,000.

OPTION GRANTS IN 1996

     Shown below is information concerning grants of options issued by the Company to the Named Executive Officers during 1996:


                                                                                              POTENTIAL REALIZABLE VALUE
                                  NUMBER OF      % OF TOTAL                                   AT ASSUMED ANNUAL RATES OF
                                 SECURITIES        OPTIONS                                     STOCK PRICE APPRECIATION
                                 UNDERLYING       GRANTED TO      EXERCISE                        FOR OPTION TERM (2)
                                   OPTIONS       EMPLOYEES IN      PRICE       EXPIRATION    ----------------------------
NAME                            GRANTED(#)(1)    FISCAL YEAR     ($/SHARE)        DATE           5% ($)          10% ($)
-----------------------------   -------------    ------------    ---------     ----------    -----------      -----------
 Jay V. Tanna. . . . . .         112,500             25%           $5.94      11/27/01(3)       $263,170        $626,998
 Stephen P. Gardner. . .           -                  -               -            -                -               -
 Roger H. Erickson . . .          25,000              6%           $5.94        11/27/06        $ 93,381        $236,671
 John W. Low . . . . . .          25,000              6%           $5.94        11/27/01        $ 41,028         $90,661
 Terrence P. Theobald. .            -                  -              -            -                -               -
 Robert T. Bruce . . . .          25,000              6%           $9.00        05/08/01        $ 62,163        $137,365



----------------
(1) The options granted to Messrs. Tanna, Erickson and Low were granted in November 1996, and the options granted to Mr. Bruce were granted in May 1996. All such options reflected above were granted with an exercise price equal to the closing sale price of the Common Stock as reported on the Nasdaq National Market on the date of grant. All grants vest 25% 90 days from the date of grant and in additional annual installments of 25% commencing on the first anniversary of the date of grant.

(2) The 5% and 10% assumed rates of appreciation are specified under the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of its Common Stock. The actual value, if any, which a Named Executive Officer may realize upon the exercise of stock options will be based upon the difference between the market price of the Company's Common Stock on the date of exercise and the exercise price.

(3) Of the 112,500 options granted to Mr. Tanna, (i) options to purchase 75,000 shares of Common Stock expire on 11/27/01 and (ii) options to purchase 37,500 shares of Common Stock expire on 11/27/06.

AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

     The following table sets forth for the Named Executive Officers information with respect to unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock:


                                                                 NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED
                            SHARES                                     OPTIONS                        IN-THE-MONEY OPTIONS
                           ACQUIRED                          HELD AS OF DECEMBER 31, 1996           AT DECEMBER 31, 1996 (1)
                              ON            VALUE         ----------------------------------      ----------------------------
     NAME                  EXERCISE        REALIZED       EXERCISABLE         NONEXERCISABLE      EXERCISABLE   NONEXERCISABLE
     ----                  --------        --------       -----------         --------------      -----------   --------------
   .
Jay V. Tanna . . . . . .     -               -                -                112,500                 -             $63,000
Stephen P. Gardner . . .   61,250        $428,281             -                   -                    -                -
Roger H. Erickson. . . .   52,500        $355,313           32,500              25,000             $100,200          $14,000
John W. Low. . . . . . .   42,500        $248,750           31,000              39,000              $95,850          $56,600
Terrence P. Theobald . .    5,000         $25,620           15,625               4,375              $47,084          $13,731
Robert T. Bruce. . . . .   35,000        $206,250           41,250              18,750             $105,000             -



------------
(1) Based on the closing sale price of the Company's Common Stock on the Nasdaq National Market on December 31, 1996 of $6.50 per share.


BOARD COMMITTEES AND ATTENDANCE AT MEETINGS

     The Board of Directors has an Audit Committee which makes recommendations regarding the selection of independent public accountants and reviews with them the scope and results of the audit engagement. In 1996, the Audit Committee was comprised of Robert T. Bruce, Michael J. McGovern and Larry D. Unruh. The Audit Committee held one meeting during 1996. In February 1997, Robert H. Smith was elected to the Audit Committee to replace Mr. Bruce, who retired from the Board of Directors effective December 31, 1996.

     The Board of Directors also has a Compensation Committee which reviews compensation of officers. In 1996, the Compensation Committee was comprised of Michael McGovern, D. Ross Hamilton, Larry D. Unruh and Dominic K. Chan (Dr. Chan retired from the Board of Directors in September 1996). The Compensation Committee held two meetings during 1996.

     In addition, the Board of Directors has a Stock Option Committee which generally administers the Company's Amended and Restated 1996 Stock Incentive Plan and 1987 Stock Option Plan. The Stock Option Committee was comprised of Larry D. Unruh and Michael J. McGovern in 1996. The Stock Option Committee held two meetings in 1996. Norwood H. Davis, Jr. was elected to the Stock Option Committee in February 1997.

     The Board of Directors does not have a standing Nominating Committee or any other committee which performs a similar function.

     During 1996, the Board of Directors held ten meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the period he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and 10% shareholders are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its executive officers, directors and greater than 10% shareholders have complied with all of the filing requirements applicable to them with respect to transactions during 1996.

INDEMNITY TRUST

     In 1988, the Company adopted a form of indemnity agreement (the "Indemnity Agreement"), which was approved at the 1988 Annual Meeting of Shareholders. The Company subsequently entered into Indemnity Agreements with certain of its officers and directors. Because the Company was unable to obtain director and officer liability insurance at a reasonable cost and in order to enable the Company to attract and retain qualified officers and directors, on October 12, 1989, the Company established an indemnity trust (the "Indemnity Trust") with an initial principal amount of $250,000 to serve as a vehicle for funding any indemnification required to be paid by the Company to its officers elected by the Board of Directors who have served on or after May 31, 1989, as well as the Company's directors who have served on or after such date. The trustee of the Indemnity Trust is Bank of America. The Indemnity Trust is irrevocable but may terminate after the occurrence of certain events, including the Company's obtaining of a director and officer liability insurance policy comparable in scope to the coverage of the Indemnity Trust, or the Company's achieving certain financial results. In any event, the Indemnity Trust terminates on December 31, 1999.

COMPENSATION OF DIRECTORS

     Each director, other than directors who are also employees of the Company or are precluded from accepting a fee by their employers, receives a $5,000 annual fee plus a $1,000 meeting fee for four paid meetings a year. In addition, each director is reimbursed for all reasonable expenses incurred in connection with attendance at such meetings. Directors who are employees of the Company are not compensated for serving as directors.

     During 1996, Mr. Hamilton, through Hamilton Research, Inc., provided consulting services to the Company, primarily in connection with investment banking and investor relations. Under this arrangement, the Company paid Hamilton Research, Inc. $40,727 for Mr. Hamilton's consulting services in 1996, plus reimbursement of out-of-pocket expenses for such services. This consulting arrangement, which was terminable by the Company at any time, was terminated by mutual agreement of the parties in December 1996.

                                  PERFORMANCE GRAPH

     The stock performance graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts. The following graph shows the Company's total return to shareholders compared to the NASDAQ Market Value Index(1) and a Peer Group Index(2) over the period from January 1, 1992 to December 31, 1996.

                                       [GRAPH]

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG ALTRIS SOFTWARE, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX

                      FY 1991  FY 1992   FY 1993   FY 1994   FY 1995   FY 1996
Altris Software, Inc. $100.00  $ 76.39   $ 70.84   $ 86.11   $216.67   $144.44
NASDAQ MARKET INDEX   $100.00  $100.98   $121.13   $127.17   $164.96   $204.98
Peer Group Index      $100.00  $109.26   $116.66   $142.75   $212.37   $263.96

------------------

1 Includes all issues trading over the NASDAQ National Market and Over the Counter Markets during the period from January 1, 1992 through December 31, 1996, weighted annually by market capitalization (shares outstanding multiplied by stock price).

2 A Peer Group Index compiled and published by Media General Financial Services, Inc. comprised of all computer software and data processing companies that were publicly traded in the United States at December 31, 1996, weighted annually by market capitalization (shares outstanding multiplied by stock price). Copies of this index can be obtained by ordering MG Industry Group 03 from Media General Financial Services, Inc., P.O. Box 85333, Richmond, VA, 23293, telephone number (804) 649-6097, and paying their standard fee.

     The cumulative total return on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

     Each line on the stock performance graph assumes that $100 was invested in the Company's Common Stock and the respective indices on January 1, 1992. The graph then tracks the value of these investments, assuming reinvestment of dividends, through each of the fiscal years ending December 31, 1992, 1993, 1994, 1995 and 1996.

COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee given below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The Compensation Committee of the Board of Directors, which was comprised of three non-employee directors at year-end 1996, is responsible for establishing the base salary of the Chief Executive Officer and for approving and monitoring the criteria used in establishing the base salaries and other compensation of the Company's other executive officers. Set forth below is a report, submitted by Messrs. McGovern, Hamilton and Unruh, in their capacity as the Board's Compensation Committee, addressing the Company's compensation policies for 1996 as they affected Mr. Tanna and the other executive officers named in the Summary Compensation Table appearing elsewhere herein (collectively, the "Executive Officers").

   COMPENSATION POLICIES TOWARDS EXECUTIVE OFFICERS

     The compensation programs of the Company historically have been comprised of only a cash component, awarded primarily based on individual performance. However, the Compensation Committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals of the Company, with the ultimate objective of enhancing shareholder value. In this regard, the Compensation Committee believes executive compensation should be comprised of cash as well as equity-based and other incentive programs. With respect to equity-based compensation, the Compensation Committee believes that an integral part of the Company's compensation program is the ownership and retention of the Company's Common Stock by its Executive Officers. By providing Executive Officers with a meaningful stake in the Company, the value of which is dependent on the Company's long-term success, a commonality of interests between the Company's Executive Officers and its shareholders is fostered. The Compensation Committee intends to further increase the orientation of executive compensation policies toward long-term performance and to increase the utilization of objective performance criteria.

   SALARIES AWARDED TO THE CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

     The Board of Directors has delegated to the Compensation Committee the authority to establish compensation levels for the Company's Executive Officers. The Compensation Committee has established a policy of setting the salary of Mr. Tanna while reviewing the base salaries of the other Executive Officers as determined and proposed by Mr. Tanna. The Compensation Committee based Mr. Tanna's salary on the salary of his predecessor and on the salaries of chief executive officers at comparable companies. For Executive Officers other than Mr. Tanna, individual salary levels take into account the knowledge required for the position, the problem-solving abilities necessary to satisfactorily achieve the assigned duties and responsibilities, the accountability of the positions and their impact on the operations and profitability of the Company.

     Mr. Tanna determines and proposes salary ranges and increases for each of the other Executive Officers based, in part, on his understanding of competitive conditions. The Compensation Committee reviews such proposals and ultimately authorizes salaries for the Executive Officers other than Mr. Tanna. Small annual percentage increases in base salaries have been awarded to the Executive Officers within the range of percentage increases given to all of the Company's personnel. Increases to each Executive Officer have been determined by, among other things, a subjective evaluation of such Executive Officer's performance.

   BONUSES

     As evidenced in the Summary Compensation Table contained herein, other than a one-time bonus payable to Mr. Bruce for his efforts in connection with the Trimco acquisition, no bonuses have been paid to the Executive Officers during the last three years. The Compensation Committee will consider the payment of bonuses to executive officers in the future based on both an evaluation of individual performance and overall corporate performance.

   LONG-TERM INCENTIVE COMPENSATION

     In 1996, the Stock Option Committee and the Board of Directors, in consultation with the Compensation Committee, authorized long-term incentive grants to senior executives of the Company (through the issuance of stock options) in order to promote the Company's long-term performance.

          THE COMPENSATION COMMITTEE

          D. Ross Hamilton
          Michael J. McGovern
          Larry D. Unruh

                                 CERTAIN TRANSACTIONS

     In October 1996, the Company loaned (i) Roger H. Erickson, Vice President of Operations, $92,812 and (ii) John W. Low, Chief Financial Officer and Secretary, $61,875. Each loan is at a simple interest rate of 9.25% with a maturity date of March 31, 1998. The loans were made to Messrs. Erickson and Low in connection with their exercise of stock options that were due to expire.

                               INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has audited the Company's 1996 financial statements.
A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting to make a statement if such person so desires and to be available to respond to appropriate questions that may be asked by shareholders. The selection of independent accountants to audit the Company's 1997 financial statements will be made in the second half of 1997 after an evaluation of the audit fee proposal.

                                    ANNUAL REPORT

     The Company's Annual Report on Form 10-K including financial statements and related schedules for the year ended December 31, 1996 filed with the Securities and Exchange Commission is being mailed to all shareholders. Any shareholder who has not received a copy may obtain one by writing to the Company at 9339 Carroll Park Drive, San Diego, California 92121, Attention: Shareholder Relations.

                                SHAREHOLDER PROPOSALS

     A proposal of a shareholder intended to be presented at the 1998 Annual Meeting of Shareholders and to be included in the Proxy Statement for that meeting must be received on or before January 1, 1998 at the Company's principal offices, 9339 Carroll Park Drive, San Diego, California 92121.

                                    OTHER MATTERS

     The Company knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                               SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxy material to the beneficial owners of such stock.

PROXY

                              ALTRIS SOFTWARE, INC.
                             9339 CARROLL PARK DRIVE
                           SAN DIEGO, CALIFORNIA 92121

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF ALTRIS SOFTWARE, INC.

     The undersigned hereby appoints Jay V. Tanna and John W. Low, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote as designated below, all the shares of Common Stock of Altris Software, Inc., a California corporation (the "Company") held of record by the undersigned on April 25, 1997, at the Annual Meeting of Shareholders to be held on May 29, 1997 and any postponements or adjournments thereof.




   PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

                                                                   /X/

1. Election of Directors:

      FOR all nominees listed below
    (EXCEPT AS MARKED TO THE CONTRARY
                BELOW).
                / /

         WITHHOLD AUTHORITY
     TO VOTE FOR ALL NOMINEES
           LISTED BELOW.
               / /

INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the listed below.

D. ROSS HAMILTON                 ROBERT H. SMITH
JAY V. TANNA                     NORWOOD H.DAVIS, JR.
MICHAEL J. MCGOVERN              MARTIN P. ATKINSON
LARRY D. UNRUH


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting and any and all postponements or adjournments thereof.



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVOLOPE.

DO YOU PLAN TO ATTEND THE MEETING?      YES     NO
                                        / /    / /

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE STOCK CERTIFICATE(S). WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE SIGN IN THE PARTNERSHIP'S OR LIMITED LIABILITY COMPANY'S NAME BY AN AUTHORIZED PERSON.

Dated:__________________________, 1997

______________________________________
             Signature

______________________________________
    (Signature if held jointly)